                                                                 EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in or made part of this Registration Statement.


                                       ARTHUR ANDERSEN LLP


San Diego, California
December 9, 1998